Exhibit 99.1

Eversource Energy Reports Full Year 2017 Results

HARTFORD, Conn. and BOSTON, Mass. (Feb. 22, 2018) – Eversource Energy (NYSE: ES)

today reported full-year 2017 earnings of $988 million, or $3.11 per share, compared with 2016 earnings of $942.3 million, or $2.96 per share.

In the fourth quarter of 2017, Eversource Energy earned $237.4 million, or $0.75 per share, compared with earnings of $229.2 million, or $0.72 per share, in the fourth quarter of 2016.

“We were pleased with our 2017 performance, a year our customers received industry leading levels of reliable service, our employees achieved record safety performance, and our investors experienced very solid increases in dividends and earnings,” said Jim Judge, Eversource Energy chairman, president and chief executive officer.

2018 and Long-Term Earnings Per Share (EPS) Guidance

Also today, Eversource Energy projected 2018 earnings of between $3.20 per share and $3.30 per share and long-term EPS growth through 2021 of between 5 percent and 7 percent on average, using 2017 earnings of $3.11 per share as the base.

Electric Distribution and Generation

Eversource Energy’s electric distribution and generation segment earned $497.4 million for the full year of 2017, compared with earnings of $462.8 million for the full year of 2016.  The segment earned $104 million in the fourth quarter of 2017, compared with earnings of $81.5 million in the fourth quarter of 2016.  Improved fourth quarter and full year results were due primarily to a lower effective tax rate in 2017 and lower non-tracked operations and maintenance expense in 2017, partially offset by higher depreciation and property tax expense.

Electric Transmission

Eversource Energy’s transmission segment earned $391.9 million for the full year 2017, compared with earnings of $370.8 million for the full year of 2016.  It earned $102.3 million in the fourth quarter of 2017, compared with earnings of $104.2 million in the fourth quarter of 2016.  Higher full-year earnings were due primarily to an increased level of investment in Eversource Energy transmission facilities.  Lower fourth quarter results in 2017 reflect the impact of a benefit recorded in 2016 related to the recovery of $27.5 million of pre-tax merger-related costs through electric transmission rates.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $74.6 million for the full year of 2017, compared with earnings of $77.7 million for the full year of 2016.  Fourth quarter natural gas segment earnings were $25.5 million in 2017, compared with $25.8 million in 2016.  Lower results in 2017 were driven primarily by higher depreciation, operation and maintenance, and property tax expense, partially offset by higher revenues resulting from colder fourth quarter weather in 2017.  Firm natural gas sales rose 3 percent in 2017, compared with 2016.

Eversource Energy Parent and Other Companies

Eversource Energy parent and other companies earned $24.1 million for the full year of 2017, compared with $31 million for the full year of 2016.  It earned $5.6 million in the fourth quarter of 2017, compared with $17.7 million in the fourth quarter of 2016.  Lower fourth quarter results were due primarily to a higher effective tax rate in 2017.

The following table reconciles 2017 and 2016 fourth quarter and full-year earnings per share:

		Fourth Quarter	Full Year
2016	Reported EPS	$0.72	$2.96
	Lower non-tracked O&M in 2017	0.06	0.12
	Higher/(lower) transmission earnings in 2017	(0.01)	0.07
	Higher retail electric and generation results in 2017	0.01	0.01
	Higher property tax and depreciation expense in 2017	(0.03)	(0.06)
	Other, including interest expense	---	0.01
2017	Reported EPS	$0.75	$3.11

Financial results by segment for the fourth quarter and full-year 2017 and 2016 are noted below:

Three months ended:

(in millions, except EPS)	December 31, 2017	December 31, 2016	Increase/ (Decrease)	2017 EPS[1]
Electric Distribution/Generation	$104.0	$81.5	$22.5	$0.33
Electric Transmission	102.3	104.2	(1.9)	0.32
Natural Gas Distribution	25.5	25.8	(0.3)	0.08
Eversource Parent and Other Companies	5.6	17.7	(12.1)	0.02
Reported Earnings	$237.4	$229.2	$8.2	$0.75

Full year ended:

(in millions, except EPS)	December 31, 2017	December 31, 2016	Increase/ (Decrease)	2017 EPS[1]
Electric Distribution/Generation	$497.4	$462.8	$34.6	$1.57
Electric Transmission	391.9	370.8	21.1	1.23
Natural Gas Distribution	74.6	77.7	(3.1)	0.23
Eversource Parent and Other Companies	24.1	31.0	(6.9)	0.08
Reported Earnings	$988.0	$942.3	$45.7	$3.11

Retail sales data:

Three months ended:	December 31, 2017	December 31, 2016	% Change
Electric Distribution (Gwh)
Traditional	6,815	6,748	1.0%
Decoupled	6,000	5,928	1.2%
Total Electric Distribution	12,815	12,676	1.1%

Natural Gas Distribution (mmcf)
Traditional	14,725	13,744	7.1%
Decoupled and Special Contracts	16,615	16,191	2.6%
Total Natural Gas Distribution	31,340	29,935	4.7%

Full year ended:	December 31, 2017	December 31, 2016	% Change
Electric Distribution (Gwh)
Traditional	27,855	28,479	(2.2%)
Decoupled	24,391	25,163	(3.1%)
Total Electric Distribution	52,246	53,642	(2.6%)

Natural Gas Distribution (mmcf)
Traditional	46,957	45,314	3.6%
Decoupled and Special Contracts	54,069	52,728	2.5%
Total Natural Gas Distribution	101,026	98,042	3.0%

Eversource Energy has approximately 317 million common shares outstanding and operates New England’s largest energy delivery system.  It serves nearly 4 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

Note:  Eversource Energy will webcast a conference call with senior management on February 23, 2018, beginning at 9 a.m. Eastern Time.  The webcast and associated slides can be accessed through Eversource Energy’s website at www.eversource.com.

1 All per-share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of Eversource Energy.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities, as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource parent common shares outstanding for the period.  Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our fourth quarter and full-year 2017 and 2016 results.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy’s businesses.  Non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances;  actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in business conditions, which could include disruptive technology related to Eversource Energy’s current or future business model; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource Energy’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov.  All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results.  You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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